Exhibit 99.1

The Real Good Food Company Announces Debt Refinancing Transactions with PMC Financial Services and Emblem Investments Fund I, LP

Emblem Financing Provides Significant Incremental Liquidity to Drive Operational Turnaround Supporting Continued Growth

CHERRY HILL, N.J., September 26, 2024 — The Real Good Food Company, Inc. (NASDAQ: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen and refrigerated foods company, today announced it has amended its existing financing with PMC Financial Services Group, LLC (“PMC”) and entered into an agreement with Emblem Investments Fund I, LP (“Emblem”) for a new term loan of $60 million. The Company will apply $8 million of the proceeds to repay the existing PMC financing and $52 million for general corporate purposes and transaction fees.

These transactions support the expansion of the Company’s manufacturing capabilities and drive several corporate initiatives to position the Company for profitable long-term growth. Additionally, as part of the agreement, the Company issued 19.99% of its outstanding equity to Emblem in the form of Class C Units of its subsidiary, Real Good Food LLC, which are exchangeable into the Company’s common shares, further indicating alignment with the Company’s focus on long-term value creation.

Tim Zimmer, CEO of Real Good Foods, said: “We are thrilled to announce these transformational transactions, which provide us with significant liquidity and therefore the capability to make critical investments in our supply chain and strategic initiatives. This will better position our supply chain to meet strong demand for our products and improve service for our customers, which sets the foundation for profitable long-term growth. These transactions are a testament to the confidence the Company’s lenders have in the business and its long-term potential.”

About Emblem

Emblem is a private equity firm based in Boston that makes catalyzing investments in market-leading businesses. Emblem has a flexible mandate, a long-term approach, and a focus on alignment with its partners.

About Real Good Food Company

Real Good Foods, Inc. (NASDAQ: RGF) is a leading health and wellness frozen and refrigerated foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods, where we maintain some of the largest followings in the frozen food industry today.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the timing of the filing of Company’s late periodic reports and amendments to prior periodic reports, the Company’s plan to request a hearing to appeal its delisting determination by Nasdaq, and the Company’s plan to request various extension periods to regain compliance with the Listing Rule. The Company has attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements, including the risk of further delays in the filing of the Company’s late periodic reports and restated financial statements in amendments to prior periodic reports, the discovery of additional information regarding the error identified in the Company’s previously issued consolidated financial statements, the scope of the anticipated restatement of previously issued financial statements as a result of the error, the remediation by management and the Company’s independent registered public accounting firm of the identified material weaknesses in internal control over financial reporting, the Panel’s determination following the Company’s appeal of its delisting decision, the Panel’s decision whether or not to grant the Company various extension periods following the submission of a hearing request to regain compliance with the Listing Rule, the Company’s ability to regain compliance with the Listing Rule and other continued listing standards and other risk factors described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed with or furnished to the SEC by the Company from time to time. These forward-looking statements speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Investor Relations Contact

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

RGF@mzgroup.us

www.mzgroup.us